Exhibit 99.1

Media Contact	July 29, 2015
Casey Lassiter, 205-410-2777	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Mary Ann Arico, 205-969-6175
maryann.arico@healthsouth.com
HealthSouth Reports Results for Second Quarter 2015
Strong Volume Growth in Both Segments
Earnings Per Share Comparison Impacted by Prior Year Acquisition Gain and 2015 Bond Redemption
Substantial Development Activity
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services, today reported its results of operations for the second quarter ended June 30, 2015.
“The second quarter was characterized by strong volume growth in both segments and an 11.0% increase in our Adjusted EBITDA,” said Jay Grinney, President and Chief Executive Officer of HealthSouth. “While reported results were negatively impacted by unusual items, we saw substantial development activity across both segments. In our inpatient rehabilitation segment, we completed the acquisition of Cardinal Hill Rehabilitation Hospital and created a new joint venture in Savannah, Georgia, while announcing four additional joint ventures to build new hospitals in Tennessee, Oklahoma, Ohio, and Arkansas. In our home health segment, we added new locations in four of our existing IRF markets. Both segments’ development pipelines remain strong, and we are excited about the Company's continued growth prospects.”
Second Quarter Consolidated Results

•
The Company's consolidated net operating revenues increased by $160.0 million, or 26.5%, in the second quarter of 2015 compared to the second quarter of 2014. Approximately $114 million of this increase resulted from the Company's acquisition of Encompass Home Health and Hospice (“Encompass”) on December 31, 2014. The remainder of the increase predominantly came from the Company's inpatient rehabilitation hospitals. Net operating revenues from the Company's hospitals were 8.6% higher for the second quarter of 2015 compared to the same quarter of 2014.

•
Income from continuing operations attributable to HealthSouth per diluted share for the second quarter of 2015 was $0.47 per share compared to $0.81 per share for the second quarter of 2014. Earnings per share for the second quarter of 2014 benefited by $0.26 per share due to the Company's increase in ownership and consolidation of Fairlawn Rehabilitation Hospital (“Fairlawn”) in Worcester, Massachusetts effective June 1, 2014, including the associated tax benefits of the transaction. Earnings per share for the second quarter of 2015 included an $18.8 million, or $0.11 per share, loss on early extinguishment of debt associated with the Company's redemption of its 8.125% Senior Notes due 2020 (the “2020 Notes”), as discussed below. The Company's earnings per share in the second quarter of 2015 also reflected increased depreciation and amortization resulting from the Company's capital expenditures and development activities throughout 2014 and the first half of 2015, as well as higher interest expense due to the debt used to fund the acquisition of Encompass on December 31, 2014.

•
Cash flows provided by operating activities were $204.9 million for the six months ended June 30, 2015 compared to $235.1 million for the six months ended June 30, 2014. This decrease primarily resulted from

1

increases in working capital and cash interest expense, as well as transaction costs incurred to date in connection with the Company's pending acquisition of Reliant Hospital Partners, LLC and affiliated entities (“Reliant”).

•
Adjusted EBITDA (see attached supplemental information) for the second quarter of 2015 was $169.5 million compared to $152.7 million for the second quarter of 2014, an increase of 11.0%. Adjusted EBITDA for the second quarter of 2015 included approximately $2.6 million of gains associated with the Company's equity interest in Surgical Care Affiliates (“SCA”), its former surgery centers division.

•
Adjusted free cash flow (see attached supplemental information) for the second quarter of 2015 was $94.5 million compared to $97.9 million for the second quarter of 2014 as the Company's continued growth in Adjusted EBITDA was offset by increases in net working capital and cash interest expense.

Second Quarter Results — Inpatient Rehabilitation Segment

•
Net operating revenues for the inpatient rehabilitation segment were $645.3 million for the second quarter of 2015 compared to $597.1 million for the second quarter of 2014, an increase of 8.1%. This increase was attributable to an 8.3% increase in patient discharges and a 0.3% increase in net patient revenue per discharge. Discharge growth included a 2.8% increase in same-store discharges and a 5.5% increase in new-store discharges. Approximately 110 basis points of discharge growth from new stores resulted from the consolidation of Fairlawn effective June 1, 2014, with the remainder resulting from three de novo hospitals that opened in the fourth quarter of 2014 (Altamonte Springs, Florida; Newnan, Georgia; and Middletown, Delaware), the Company's acquisitions of Quillen Rehabilitation Hospital in Johnson City, Tennessee (November 2014) and Cardinal Hill Rehabilitation Hospital in Lexington, Kentucky (May 2015), and the Company's joint venture with Memorial Health in Savannah, Georgia (April 2015). While the Company experienced pricing growth from Medicare and managed care payors, these price adjustments were offset by updated Supplemental Security Income (“SSI”) ratios published by the United States Centers for Medicare and Medicaid Services (“CMS”) for fiscal year 2013 and proportionally higher discharge growth in Medicaid and managed care payors, where the Company's reimbursement is lower. The SSI ratio adjustment resulted in an approximate $5 million reduction in revenues in the second quarter of 2015 while similar ratio adjustments resulted in an approximate $2 million increase in revenues in the second quarter of 2014.

•
Adjusted EBITDA (see attached supplemental information) from the inpatient rehabilitation segment for the second quarter of 2015 was $170.5 million compared to $174.7 million for the second quarter of 2014. The decrease in Adjusted EBITDA in the second quarter of 2015 compared to the second quarter of 2014 primarily resulted from the SSI ratio adjustments and proportionally higher growth in discharges from payors with lower reimbursement, as discussed above, an approximate $4 million increase in group medical insurance reserves, increased bad debt expense, and incremental costs associated with investments in the Company's operating platform, including a contractual increase in costs associated with the ongoing implementation of its electronic clinical information system, the addition of staff at hospitals to ensure compliance with new CMS quality reporting requirements, the creation of a new medical services department, and costs associated with its participation in CMS’ Model 3 bundling pilot initiative.

Second Quarter Results — Home Health and Hospice Segment
The Company's home health and hospice segment reported $119.1 million of net operating revenues and $19.0 million of Adjusted EBITDA for the second quarter of 2015. The results of operations for the home health and hospice segment in 2014 include only HealthSouth's legacy hospital-based home health agencies. The increase in net operating revenues and Adjusted EBITDA (see attached supplemental information) for the Company's home health and hospice segment in 2015 resulted from its acquisition of Encompass on December 31, 2014.
Debt and Preferred Stock Transactions
In March 2015, the Company issued $300 million of 5.125% Senior Notes due 2023 (the “2023 Notes”) at a price of 100.0% of the principal amount, which resulted in approximately $295 million in net proceeds from the public offering. On April 10, 2015, the Company used the net proceeds from the 2023 Notes offering along with cash on hand to execute the redemption of its 2020 Notes. Pursuant to the terms of the 2020 Notes, this redemption was made at a price of 104.063%, which resulted in a total cash outlay of approximately $302 million to retire the $290 million in principal. As a result of this redemption, the Company recorded an $18.8 million loss on early extinguishment of debt in the second quarter of 2015.

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On April 22, 2015, the Company delivered notice of the exercise of its rights to force conversion of all outstanding shares of its convertible perpetual preferred stock (par value of $0.10 per share and liquidation preference of $1,000 per share) pursuant to the underlying certificate of designations. The effective date of the conversion was April 23, 2015. On that date, each share of preferred stock automatically converted into 33.9905 shares of the Company's common stock (par value of $0.01 per share). The Company completed the forced conversion by issuing and delivering in the aggregate 3,271,415 shares of its common stock to the registered holders of the 96,245 shares of the preferred stock outstanding and paying cash in lieu of fractional shares due to those holders. The conversion increased the number of basic shares outstanding by 3,271,415 but did not change the diluted share count. On an annual basis, the conversion of the preferred stock to common stock is expected to result in a net positive cash impact of $3.2 million for the difference between preferred dividends and common dividends on these shares, based on the current common dividend level of $0.23 per share.
Development Activity
In June 2015, the Company entered into a definitive agreement to acquire the operations of Reliant for a cash purchase price of $730 million. Reliant operates a portfolio of 11 inpatient rehabilitation hospitals in Texas, Massachusetts, and Ohio for a total of 902 beds. This transaction, which is subject to customary closing conditions and regulatory approvals, including expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, is expected to close in the fourth quarter of 2015. The Company expects to fund this transaction with cash on hand and senior debt.
All of the Reliant hospitals are leased, and seven of the leases are treated as capital leases for accounting purposes. The Company will assume the lease obligations of all the acquired hospitals. The amount of the capital lease obligation to be recognized on the Company's balance sheet upon closing is preliminarily estimated at approximately $210 million. In addition, operating entities for seven Reliant hospitals include minority limited partners. The interests held by limited partners represent less than 10% of the equity of the combined Reliant operating entities. The cash purchase price will be reduced for any remaining limited partner interests at closing.
In 2014, Reliant’s operations generated revenues of approximately $249 million and Adjusted EBITDA of approximately $82 million. The acquisition of the operations of Reliant is expected to be immediately accretive, excluding transaction costs, to HealthSouth's earnings per share following closing.
In addition to signing a definitive agreement with Reliant to expand its portfolio of inpatient rehabilitation hospitals, the Company:

•	began operating an inpatient rehabilitation hospital in Savannah, Georgia with its joint venture partner, Memorial Health;

•	acquired Cardinal Hill Rehabilitation Hospital in Lexington, Kentucky;

•	entered into four joint venture agreements for inpatient rehabilitation hospitals;

•	continued development of three de novo hospitals;

•	acquired five new home health locations; and

•	opened one new home health location.
Dividend Increase
On July 16, 2015, the Company's board of directors approved an increase in the Company's quarterly dividend of 9.5% and declared a quarterly cash dividend on its common stock of $0.23 per share. The dividend will be payable on October 15, 2015 to holders of record on October 1, 2015.
“We continue to generate significant levels of free cash flow which supports our development activity in both business segments, as well as our common dividend,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “Our balance sheet remains strong, and we are well-positioned to fund the Reliant transaction.”

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2015 Guidance
The Company's year-to-date results for 2015 include strong revenue growth that has been offset by the impact of various adjustments including:

•	atypical litigation settlements;

•	retroactive adjustments resulting from updates to SSI ratios;

•	increased group medical insurance reserves; and

•
increased bad debt expense resulting from additional pre-payment claims denials by Medicare Administrative Contractors and continued delays of approximately three years in the adjudication process at the administrative law judge hearing level.

In spite of these headwinds, the Company reiterates its Adjusted EBITDA guidance of $670 million to $680 million for 2015. The Company currently expects its Adjusted EBITDA to be in the lower end of this range.
The Company is revising its previously provided earnings per diluted share guidance for 2015 from a range of $2.13 to $2.19 per share to a range of $2.11 to $2.17 per share to include approximately $3 million of transaction costs incurred to date related to its pending acquisition of Reliant. Earnings per share are presented using income from continuing operations attributable to HealthSouth.
The Company's guidance does not include any contribution from the pending acquisition of Reliant.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Thursday, July 30, 2015 to discuss its results for the second quarter of 2015. For reference during the call, the Company will post certain supplemental slides at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877-587-6761 and giving the pass code 77686264. International callers should dial 706-679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services in 33 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. HealthSouth can be found on the Web at www.healthsouth.com.
Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (the “June 2015 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on July 29, 2015. In addition, the Company will post supplemental slides today on its website at http://investor.healthsouth.com for reference during its July 30, 2015 earnings call.
When filed, the June 2015 Form 10-Q can be found on the Company's website at http://investor.healthsouth.com and the SEC's website at www.sec.gov.

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In Millions)
Net operating revenues	$764.4	$604.4	$1,505.0	$1,195.6
Less: Provision for doubtful accounts	(10.9)	(9.3)	(22.5)	(16.8)
Net operating revenues less provision for doubtful accounts	753.5	595.1	1,482.5	1,178.8
Operating expenses:
Salaries and benefits	401.8	285.3	786.9	571.4
Other operating expenses	104.2	86.3	207.4	170.8
Occupancy costs	12.5	10.3	24.6	20.8
Supplies	31.7	27.8	63.1	55.4
General and administrative expenses	32.1	30.2	66.7	60.9
Depreciation and amortization	32.7	26.4	64.6	52.8
Government, class action, and related settlements	—	(0.8)	8.0	(0.8)
Professional fees—accounting, tax, and legal	0.1	2.0	2.3	3.6
Total operating expenses	615.1	467.5	1,223.6	934.9
Loss on early extinguishment of debt	18.8	—	20.0	—
Interest expense and amortization of debt discounts and fees	30.9	27.8	62.7	55.7
Other income	(3.0)	(28.2)	(3.5)	(29.9)
Equity in net income of nonconsolidated affiliates	(2.3)	(2.6)	(3.9)	(6.9)
Income from continuing operations before income tax expense	94.0	130.6	183.6	225.0
Provision for income tax expense	32.2	36.5	62.5	69.3
Income from continuing operations	61.8	94.1	121.1	155.7
(Loss) income from discontinued operations, net of tax	(1.6)	3.8	(1.9)	3.7
Net income	60.2	97.9	119.2	159.4
Less: Net income attributable to noncontrolling interests	(17.3)	(14.8)	(33.8)	(29.6)
Net income attributable to HealthSouth	42.9	83.1	85.4	129.8
Less: Convertible perpetual preferred stock dividends	—	(1.5)	(1.6)	(3.1)
Net income attributable to HealthSouth common shareholders	$42.9	$81.6	$83.8	$126.7

(Continued)	5

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	89.8	86.7	88.4	87.0
Diluted	101.5	100.6	101.3	100.8

Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.49	$0.89	$0.96	$1.40
Discontinued operations	(0.02)	0.04	(0.02)	0.04
Net income	$0.47	$0.93	$0.94	$1.44
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.47	$0.81	$0.91	$1.29
Discontinued operations	(0.02)	0.04	(0.02)	0.04
Net income	$0.45	$0.85	$0.89	$1.33

Cash dividends per common share	$0.21	$0.18	$0.42	$0.36

Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$44.5	$79.3	$87.3	$126.1
(Loss) income from discontinued operations, net of tax	(1.6)	3.8	(1.9)	3.7
Net income attributable to HealthSouth	$42.9	$83.1	$85.4	$129.8

6

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2015	December 31, 2014
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$45.5	$66.7
Accounts receivable, net of allowance for doubtful accounts of $26.1 in 2015; $22.2 in 2014	351.8	323.2
Deferred income tax assets	188.4	188.4
Other current assets	126.7	108.3
Total current assets	712.4	686.6
Property and equipment, net	1,062.8	1,019.7
Goodwill	1,097.5	1,084.0
Intangible assets, net	325.5	306.1
Deferred income tax assets	79.7	129.4
Other long-term assets	191.6	183.0
Total assets	$3,469.5	$3,408.8
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$21.4	$20.8
Accounts payable	60.0	53.4
Accrued expenses and other current liabilities	283.2	290.1
Total current liabilities	364.6	364.3
Long-term debt, net of current portion	2,104.4	2,110.8
Other long-term liabilities	137.3	136.3
	2,606.3	2,611.4
Commitments and contingencies
Convertible perpetual preferred stock	—	93.2
Redeemable noncontrolling interests	98.5	84.7
Shareholders’ equity:
HealthSouth shareholders’ equity	605.9	473.2
Noncontrolling interests	158.8	146.3
Total shareholders’ equity	764.7	619.5
Total liabilities and shareholders’ equity	$3,469.5	$3,408.8

7

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2015	2014
	(In Millions)
Cash flows from operating activities:
Net income	$119.2	$159.4
Loss (income) from discontinued operations	1.9	(3.7)
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	22.5	16.8
Depreciation and amortization	64.6	52.8
Loss on early extinguishment of debt	20.0	—
Equity in net income of nonconsolidated affiliates	(3.9)	(6.9)
Distributions from nonconsolidated affiliates	3.7	6.5
Stock-based compensation	15.6	14.3
Deferred tax expense	55.6	62.7
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	(27.2)
Other	11.0	6.1
Change in assets and liabilities—
Accounts receivable	(62.1)	(35.6)
Other assets	(6.5)	8.4
Accounts payable	1.7	2.7
Accrued payroll	(23.6)	(15.1)
Other liabilities	(10.7)	(4.9)
Premium received on bond issuance	8.0	—
Premium paid on redemption of bonds	(11.8)	—
Net cash used in operating activities of discontinued operations	(0.3)	(1.2)
Total adjustments	83.8	79.4
Net cash provided by operating activities	204.9	235.1

(Continued)	8

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
	(In Millions)
Cash flows from investing activities:
Purchases of property and equipment	(46.3)	(89.5)
Capitalized software costs	(15.2)	(11.0)
Acquisitions of businesses, net of cash acquired	(77.7)	(15.9)
Net change in restricted cash	13.1	6.5
Other	(0.6)	2.9
Net cash used in investing activities	(126.7)	(107.0)

Cash flows from financing activities:
Proceeds from bond issuance	700.0	—
Principal payments on debt, including pre-payments	(546.1)	—
Borrowings on revolving credit facility	270.0	65.0
Payments on revolving credit facility	(442.0)	(95.0)
Debt amendment and issuance costs	(13.9)	—
Repurchases of common stock, including fees and expenses	—	(43.1)
Dividends paid on common stock	(37.1)	(31.6)
Dividends paid on convertible perpetual preferred stock	(3.1)	(3.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(26.2)	(25.4)
Other	(1.0)	6.4
Net cash used in financing activities	(99.4)	(126.8)
(Decrease) increase in cash and cash equivalents	(21.2)	1.3
Cash and cash equivalents at beginning of period	66.7	64.5
Cash and cash equivalents at end of period	$45.5	$65.8

Supplemental schedule of noncash financing activity:
Conversion of preferred stock to common stock	$93.2	$—

9

HealthSouth Corporation and Subsidiaries
Supplemental Information
Inpatient Rehabilitation Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In Millions)
Net operating revenues:
Inpatient	$618.7	$569.7	$1,225.3	$1,127.9
Outpatient and other	26.6	27.4	50.3	53.7
Total inpatient rehabilitation segment revenues	$645.3	$597.1	$1,275.6	$1,181.6

	(Actual Amounts)
Discharges	36,408	33,620	71,524	66,509
Net patient revenue per discharge	$16,994	$16,945	$17,131	$16,959
Outpatient visits	144,914	149,664	276,267	292,357
Average length of stay (in days)	13.0	13.1	13.1	13.3
Occupancy %	70.4%	70.5%	70.2%	70.9%
# of licensed beds	7,374	6,884	7,374	6,884
Full-time equivalents	17,601	16,251	17,302	16,164
Employees per occupied bed	3.41	3.37	3.36	3.33

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Home Health and Hospice Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In Millions)
Net operating revenues:
Home health	$111.5	$7.3	$215.4	$14.0
Hospice	7.6	—	14.0	—
Total home health and hospice segment revenues	$119.1	$7.3	$229.4	$14.0

	(Actual Amounts)
Home health:
Admissions	16,862	1,913	33,361	3,813
Recertifications	15,103	242	29,588	479
Episodes	31,817	2,097	61,329	4,132
Average revenue per episode	$3,082	$3,387	$3,092	$3,284
Episodic visits per episode	19.4	18.4	19.5	18.5
Total visits	675,095	39,876	1,306,094	79,353
Cost per visit	$71	$106	$71	$107
Hospice:
Admissions	594	N/A	1,218	N/A
Patient days	49,272	N/A	90,170	N/A
Revenue per day	$154	N/A	$155	N/A

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted EBITDA

	Three Months Ended June 30, 2015
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
	(In Millions)
Net operating revenues	$645.3	$119.1	$—	$764.4
Less: Provision for doubtful accounts	(10.2)	(0.7)	—	(10.9)
Net operating revenues less provision for doubtful accounts	635.1	118.4	—	753.5
Operating expenses:
Inpatient rehabilitation:
Salaries and benefits	317.6	—	84.2	401.8
Other operating expenses (1)	93.5	—	9.9	103.4
Supplies	29.9	—	1.8	31.7
Occupancy costs	10.7	—	1.8	12.5
Home health and hospice:
Cost of services sold (excluding depreciation and amortization)	—	56.7	(56.7)	—
Support and overhead costs	—	41.0	(41.0)	—
	451.7	97.7	—	549.4
Other income	(0.4)	—	—	(0.4)
Equity in net income of nonconsolidated affiliates	(2.3)	—	—	(2.3)
Noncontrolling interests	15.6	1.7	—	17.3
Adjusted EBITDA — segment level	$170.5	$19.0	$—	189.5
General and administrative expenses (2)(3)				22.6
Gain related to SCA equity interest				(2.6)
Adjusted EBITDA				$169.5

In arriving at Adjusted EBITDA, the following were excluded:
(1) Net loss (gain) on disposal or impairment of assets	$0.9	$(0.1)	$—	$0.8
(2) Stock-based compensation expense	—	—	—	6.2
(3) Reliant transaction costs	—	—	—	3.3

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted EBITDA

	Three Months Ended June 30, 2014
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
	(In Millions)
Net operating revenues	$597.1	$7.3	$—	$604.4
Less: Provision for doubtful accounts	(9.2)	(0.1)	—	(9.3)
Net operating revenues less provision for doubtful accounts	587.9	7.2	—	595.1
Operating expenses:
Inpatient rehabilitation:
Salaries and benefits	280.2	—	5.1	285.3
Other operating expenses (1)	84.0	—	0.6	84.6
Supplies	27.7	—	0.1	27.8
Occupancy costs	10.2	—	0.1	10.3
Home health and hospice:
Cost of services sold (excluding depreciation and amortization)	—	4.2	(4.2)	—
Support and overhead costs	—	1.7	(1.7)	—
	402.1	5.9	—	408.0
Other income (2)	(1.0)	—	—	(1.0)
Equity in net income of nonconsolidated affiliates	(2.6)	—	—	(2.6)
Noncontrolling interests	14.7	0.1	—	14.8
Adjusted EBITDA — segment level	$174.7	$1.2	$—	175.9
General and administrative expenses (3)				23.2
Adjusted EBITDA				$152.7

In arriving at Adjusted EBITDA, the following were excluded:
(1) Net loss on disposal or impairment of assets	$1.7	$—	$—	$1.7
(2) Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2	—	—	27.2
(3) Stock-based compensation expense	—	—	—	7.0

13

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted EBITDA

	Six Months Ended June 30, 2015
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
	(In Millions)
Net operating revenues	$1,275.6	$229.4	$—	$1,505.0
Less: Provision for doubtful accounts	(21.2)	(1.3)	—	(22.5)
Net operating revenues less provision for doubtful accounts	1,254.4	228.1	—	1,482.5
Operating expenses:
Inpatient rehabilitation:
Salaries and benefits	624.0	—	162.9	786.9
Other operating expenses (1)	188.7	—	19.4	208.1
Supplies	59.7	—	3.4	63.1
Occupancy costs	21.1	—	3.5	24.6
Home health and hospice:
Cost of services sold (excluding depreciation and amortization)	—	110.1	(110.1)	—
Support and overhead costs	—	79.1	(79.1)	—
	893.5	189.2	—	1,082.7
Other income	(0.9)	—	—	(0.9)
Equity in net income of nonconsolidated affiliates	(3.9)	—	—	(3.9)
Noncontrolling interests	30.8	3.0	—	33.8
Adjusted EBITDA — segment level	$334.9	$35.9	$—	370.8
General and administrative expenses (2)(3)				47.8
Gain related to SCA equity interest				(2.6)
Adjusted EBITDA				$325.6

In arriving at Adjusted EBITDA, the following were excluded:
(1) Net gain on disposal or impairment of assets	$(0.6)	$(0.1)	$—	$(0.7)
(2) Stock-based compensation expense	—	—	—	15.6
(3) Reliant transaction costs	—	—	—	3.3

14

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted EBITDA

	Six Months Ended June 30, 2014
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
	(In Millions)
Net operating revenues	$1,181.6	$14.0	$—	$1,195.6
Less: Provision for doubtful accounts	(16.6)	(0.2)	—	(16.8)
Net operating revenues less provision for doubtful accounts	1,165.0	13.8	—	1,178.8
Operating expenses:
Inpatient rehabilitation:
Salaries and benefits	561.1	—	10.3	571.4
Other operating expenses (1)	166.7	—	1.1	167.8
Supplies	55.2	—	0.2	55.4
Occupancy costs	20.6	—	0.2	20.8
Home health and hospice:
Cost of services sold (excluding depreciation and amortization)	—	8.4	(8.4)	—
Support and overhead costs	—	3.4	(3.4)	—
	803.6	11.8	—	815.4
Other income (2)	(2.7)	—	—	(2.7)
Equity in net income of nonconsolidated affiliates	(6.9)	—	—	(6.9)
Noncontrolling interests	29.4	0.2	—	29.6
Adjusted EBITDA — segment level	$341.6	$1.8	$—	343.4
General and administrative expenses (3)				46.6
Adjusted EBITDA				$296.8

In arriving at Adjusted EBITDA, the following were excluded:
(1) Net loss on disposal or impairment of assets	$3.0	$—	$—	$3.0
(2) Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2	—	—	27.2
(3) Stock-based compensation expense	—	—	—	14.3

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD
	Q2 2015	Q2 2014
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$169.5	$152.7
Interest expense and amortization of debt discounts and fees	(30.9)	(27.8)
Depreciation and amortization	(32.7)	(26.4)
Stock-based compensation expense	(6.2)	(7.0)
Noncash loss on disposal or impairment of assets	(0.8)	(1.7)
	98.9	89.8
Certain nonrecurring expenses:
Government, class action, and related settlements	—	0.8
Professional fees—accounting, tax, and legal	(0.1)	(2.0)
Loss on early extinguishment of debt	(18.8)	—
Reliant transaction costs	(3.3)	—
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	27.2
Pre-tax income	76.7	115.8
Income tax expense (1)	(32.2)	(36.5)	(2)
Income from continuing operations (3)	$44.5	$79.3

Basic shares	89.8	86.7
Diluted shares	101.5	100.6

Basic earnings per share (3)	$0.49	$0.89
Diluted earnings per share (3)	$0.47	$0.81

(1)	Current income tax expense for the three months ended June 30, 2015 and 2014 was $3.4 million and $3.0 million, respectively.

(2)	The Company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn Rehabilitation Hospital.

(3)	Income from continuing operations attributable to HealthSouth.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	YTD
	Q2 2015	Q2 2014
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$325.6	$296.8
Interest expense and amortization of debt discounts and fees	(62.7)	(55.7)
Depreciation and amortization	(64.6)	(52.8)
Stock-based compensation expense	(15.6)	(14.3)
Noncash gain (loss) on disposal or impairment of assets	0.7	(3.0)
	183.4	171.0
Certain nonrecurring expenses:
Government, class action, and related settlements	(8.0)	0.8
Professional fees—accounting, tax, and legal	(2.3)	(3.6)
Loss on early extinguishment of debt	(20.0)	—
Reliant transaction costs	(3.3)	—
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	27.2
Pre-tax income	149.8	195.4
Income tax expense (1)	(62.5)	(69.3)	(2)
Income from continuing operations (3)	$87.3	$126.1

Basic shares	88.4	87.0
Diluted shares	101.3	100.8

Basic earnings per share (3)	$0.96	$1.40
Diluted earnings per share (3)	$0.91	$1.29

(1)	Current income tax expense for the six months ended June 30, 2015 and 2014 was $6.9 million and $6.6 million, respectively.

(2)	The Company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn Rehabilitation Hospital.

(3)	Income from continuing operations attributable to HealthSouth.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In Millions)
Net income	$60.2	$97.9	$119.2	$159.4
Loss (income) from discontinued operations, net of tax, attributable to HealthSouth	1.6	(3.8)	1.9	(3.7)
Provision for income tax expense	32.2	36.5	62.5	69.3
Interest expense and amortization of debt discounts and fees	30.9	27.8	62.7	55.7
Professional fees—accounting, tax, and legal	0.1	2.0	2.3	3.6
Government, class action, and related settlements	—	(0.8)	8.0	(0.8)
Loss on early extinguishment of debt	18.8	—	20.0	—
Net noncash loss (gain) on disposal or impairment of assets	0.8	1.7	(0.7)	3.0
Depreciation and amortization	32.7	26.4	64.6	52.8
Stock-based compensation expense	6.2	7.0	15.6	14.3
Net income attributable to noncontrolling interests	(17.3)	(14.8)	(33.8)	(29.6)
Reliant transaction costs	3.3	—	3.3	—
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	(27.2)	—	(27.2)
Adjusted EBITDA	$169.5	$152.7	$325.6	$296.8

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,

	2015	2014	2015	2014
	(In Millions)
Net cash provided by operating activities	$102.9	$128.0	$204.9	$235.1
Impact of discontinued operations	0.2	1.0	0.3	1.2
Net cash provided by operating activities of continuing operations	103.1	129.0	205.2	236.3
Capital expenditures for maintenance	(18.2)	(17.6)	(36.5)	(47.8)
Dividends paid on convertible perpetual preferred stock	(1.5)	(1.5)	(3.1)	(3.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.0)	(13.4)	(26.2)	(25.4)
Nonrecurring items:
Net premium paid (received) on redemption/issuance of bonds	11.8	—	3.8	—
Encompass transaction costs and related assumed liabilities	—	—	17.7	—
Reliant transaction costs	1.6	—	1.6	—
Cash paid (received) for:
Professional fees—accounting, tax, and legal	2.7	2.0	3.4	3.6
Government, class action, and related settlements	8.0	(0.6)	8.0	(0.6)
Adjusted free cash flow	$94.5	$97.9	$173.9	$163.0
For the three months ended June 30, 2015, net cash used in investing activities was $81.0 million and resulted primarily from acquisitions of businesses, capital expenditures, and the net change in restricted cash. Net cash used in financing activities during the three months ended June 30, 2015 was $184.7 million and resulted primarily from the redemption of the Company's 8.125% Senior Notes due 2020.
For the three months ended June 30, 2014, net cash used in investing activities was $39.2 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the three months ended June 30, 2014 was $76.1 million and resulted primarily from net debt payments, repurchases of common stock, cash dividends on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the six months ended June 30, 2015, net cash used in investing activities was $126.7 million and resulted primarily from capital expenditures and acquisitions of businesses. Net cash used in financing activities during the six months ended June 30, 2015 was $99.4 million and resulted primarily from cash dividends on common stock, distributions paid to noncontrolling interests of consolidated affiliates, and net debt payments.
For the six months ended June 30, 2014, net cash used in investing activities was $107.0 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the six months ended June 30, 2014 was $126.8 million and resulted primarily from repurchases of common stock, net debt payments, cash dividends on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.

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HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to financial guidance and anticipated acquisitions, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth's common or preferred stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, at Encompass or Reliant; any adverse effects on HealthSouth's stock price resulting from the integration of Encompass or Reliant; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems, including unauthorized access to or theft of patient or other sensitive information as well as unforeseen issues, if any, related to integration of Encompass' systems; the ability to successfully integrate Encompass or Reliant, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2014 and Form 10-Q for the quarters ended March 31, 2015, and June 30, 2015, when filed.

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